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CUSIP No. 685932105                SCHEDULE 13D                    Page 14 of 16
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                                    EXHIBIT 5
                        COMPLAINT DATED FEBRUARY 16, 2001



                   IN THE CIRCUIT COURT OF THE STATE OF OREGON
                           FOR THE COUNTY OF MULTNOMAH

State ex rel. STILWELL ASSOCIATES, L.P., |
                                         |  Case No. 01-02-01777
                                         |
                      Relator,           |
                                         |  COMPLAINT (Removal From Office)
         v.                              |
                                         |  Not Subject to Mandatory Arbitration
                                         |
CHARLES HENRY ROUSE,                     |
                                         |
                      Defendant.         |
------------------------------------------

         On relation of Stilwell Associates, L.P. ("Stilwell Associates"), who is the party beneficially interested, the state of Oregon alleges:

                                       1.
         This is an action pursuant to ORS 30.510 for usurpation of office brought by a shareholder of an Oregon corporation to remove the defendant, a director of the corporation, on the grounds that the defendant violated the residency requirement contained in the corporation's bylaws and thus is unlawfully holding such office.

                                       2.
         Relator Stilwell Associates is a Delaware limited partnership located at 26 Broadway, New York, New York 10004.

                                       3.
         Defendant Charles Henry Rouse ("Rouse") is a resident of the state of Oregon who resides at 2079 SW Rose Lane, Portland, Oregon 97201.

                                       4.
         Relator is the record holder of 100 shares of common stock of Oregon Trail Financial Corp. ("OTFC") and is a member of a group of related entities who together own 284,000 shares, or 8.5 percent, of the outstanding common stock of OTFC - its largest shareholder.

                                       5.
         Defendant Rouse has been a member of the board of directors of OTFC.


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CUSIP No. 685932105                SCHEDULE 13D                    Page 15 of 16
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                                       6.
         OTFC is a corporation formed under the authority of the laws of the state of Oregon.

                                       7.
         At the time relevant herein, Article III, Section 15 of the bylaws of OTFC contained the following provision:

                  "Residency Requirement. A director's primary residence shall be located in a county in which Pioneer Bank, A Federal Savings Bank (`Savings Bank') occupies a branch office or other office, or a county contiguous thereto. Any violation or deviation from this provision shall automatically constitute resignation from the board effective upon acceptance by the board."

                                       8.
         Multnomah County, the county in which defendant Rouse maintains his primary residence, is not a county in which Pioneer Bank occupies a branch office of other office, and it is not contiguous to a county in which Pioneer Bank occupies a branch office of other office.

                                       9.
         Defendant Rouse violated the bylaws of OTFC because he does not reside in a qualified county having moved from a quailifed county, upon information and belief, no later than in December 2000. This violation constitutes a resignation from the board of directors of OTFC.

                                       10.
         On information and belief, OTFC has accepted defendant Rouse's resignation. OTFC attempted to amend its bylaws to remove the residency requirement for original directors such as Rouse; however, such amendment did not become effective until after the time of Rouse's resignation and OTFC's acceptance thereof. Defendant Rouse therefore unlawfully holds the office of director of OTFC.

WHEREFORE, relator demands judgment as follows:

         1. Finding defendant to be unlawfully holding the office of director of OTFC and that he be excluded therefrom;

         2. Pursuant to ORS 30.560, imposing a fine against defendant, in the maximum amount permitted under law, to wit, not to exceed $2,000;

         3.       For costs and disbursements incurred herein; and

         4. For such further relief as the court may find to be just and equitable.

DATED this 16th day of February, 2001.

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CUSIP No. 685932105                SCHEDULE 13D                    Page 16 of 16
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                                 MILLER NASH LLP

                                         /s/
                                 ---------------------------------------
                                 John F. Neupert - Trial Attorney
                                 Oregon State Bar No. 78316

                                 Spencer L. Schneider, Esq.
                                 Attorney at Law
                                 145 Hudson Street
                                 New York, New York 10013
                                 Telephone:  (212) 431-7151
                                 Facsimile:  (212) 431-7312
                                 Pro hac vice admission to be requested

                                 Attorneys for Relator Stilwell Associates, L.P.